UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	35-1811116 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Calumet Shreveport Refining, LLC (“Calumet Shreveport”), a wholly owned subsidiary of the Partnership, is party to the Supply and Offtake Agreement, dated as of June 19, 2017 (the “Supply Agreement”) with Macquarie Energy North America Trading Inc. (“Macquarie”). As previously disclosed in a Form 8-K dated November 15, 2017, Macquarie had consented to permit the Partnership to deliver its unaudited financial statements for the quarter ended September 30, 2017 (the “3Q Financial Statements”) on or before December 15, 2017. However, the Partnership expects to be unable to deliver the 3Q Financial Statements by such extended date due to financial reporting difficulties caused by the implementation of an enterprise resource planning system.

Effective December 12, 2017, Macquarie consented in writing to postpone the due date for delivery of the 3Q Financial Statements until December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

December 14, 2017	By:	/s/ D. West Griffin
Name: D. West Griffin
Title: Executive Vice President and Chief Financial Officer